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Exhibit 10.47

AGREEMENT

        AGREEMENT (this "Agreement"), dated as of July 8, 2004, by and among Sheldon G. Adelson, (the "Principal Stockholder"), and Las Vegas Sands, Inc., a Nevada corporation ("LVSI").

        WHEREAS, the Principal Stockholder currently holds 10,000 shares of common stock, no par value, of Interface Group Holding Company, Inc., a Nevada corporation (the "Interface Shares");

        WHEREAS, the Principal Stockholder desires to contribute, or cause to be contributed, the Interface Shares to LVSI; and

        WHEREAS, in furtherance of the foregoing recitals, the parties are executing and delivering this Agreement to evidence certain capital contributions and the issuance of certain equity securities in exchange therefor.

        NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.    Contribution From The Principal Stockholder to LVSI.    Effective immediately upon the receipt of the Gaming Approvals described below, the Principal Stockholder shall contribute all of the Interface Shares to LVSI, and LVSI shall accept such Interface Shares from the Principal Stockholder and shall issue to the Principal Stockholder 220, 370 shares of common stock, par value $0.10 per share, of LVSI (the "LVSI Shares") in consideration therefor.

        2.    Closing.

          (a)   Effective immediately upon the receipt of all approvals required from the Nevada State Gaming Control Board, the Nevada Gaming Commission and the Clark County Liquor and Gaming Licensing Board (the "Gaming Approvals"), the Principal Stockholder shall deliver to the extent necessary, one or more certificates or other instruments representing the Interface Shares being contributed by it pursuant hereto duly endorsed in blank or accompanied by appropriate instruments of transfer duly endorsed in blank, together with any other documents that are necessary for LVSI to acquire record and beneficial ownership of such shares and LVSI shall issue the LVSI Shares registered in the name of the Principal Stockholder.

          (b)   Each of the Principal Stockholder and LVSI, agrees to execute, acknowledge (where appropriate) and deliver such other or further instruments of transfer or assignment as the other reasonably may require to confirm the foregoing, or as otherwise reasonably may be requested by the other to carry out the intent and purpose hereof.

        3.    Successors and Assigns; No Third Party Beneficiary.    Each reference herein to any party hereto shall be deemed to include its successors and assigns, all of whom shall be bound and benefited by the provisions of this Agreement. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or give to, any person, firm, corporation or other entity other than the parties hereto and their respective successors and assigns any remedy or claim under or by reason of this Agreement or any terms, covenants or conditions hereof, and all of the terms, covenants, conditions, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

        4.    Entire Agreement; Amendment.    This Agreement constitutes the entire understanding and agreement among the parties with regard to all matters herein, and there are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only by an instrument in writing signed by each party or such party's duly authorized attorney-in-fact appointed specifically for this purpose.

        5.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to agreements made and to be performed entirely within such State.

        6.    Headings.    The headings of the sections of this Agreement are inserted for convenience only and shall not control or effect the meaning or construction of any of the provisions of this Agreement.

        7.    Counterparts.    This Agreement may be executed by the parties hereto in one or more counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

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        IN WITNESS WHEREOF, the parties hereto have executed, or have caused to be executed, this Agreement on the day and year first above written.

SHELDON G. ADELSON
/s/ SHELDON G. ADELSON
LAS VEGAS SANDS, INC.
By:	/s/ SHELDON G. ADELSON
	Name:	Sheldon G. Adelson
	Title:	Chairman

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AGREEMENT